Exhibit (e)(1)(v)

AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS AMENDMENT to the Amended and Restated Distribution Agreement, dated as of April 27, 2015 (the “Amendment”) is being entered into by and among Pacific Funds Series Trust, a Delaware statutory trust formerly named Pacific Life Funds (the “Trust”) and Pacific Select Distributors, LLC, as distributor of shares of the Trust formerly known as Pacific Select Distributors, Inc. (the “Distributor”).

WHEREAS, the Trust and Distributor (collectively, the “Parties”) are parties to that certain Amended and Restated Distribution Agreement dated January 1, 2007, as amended (collectively the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	All references to “Pacific Life Funds” in the Agreement are hereby replaced with “Pacific Funds Series Trust.”

2.	All references to “Pacific Select Distributors, Inc.” in the Agreement are hereby replaced with “Pacific Select Distributors, LLC”

3.	The current Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein by reference, as may be amended from time to time.

4.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their officers designated below effective as of the date and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon
Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary